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                                                                    Exhibit 99.1

MARCHFIRST: A REVOLUTIONARY NEW NAME AND BRAND IN
INTERNET PROFESSIONAL SERVICES

NEW COMPANY FORMED BY MERGER OF WHITTMAN-HART AND USWEB/CKS

NEW YORK (March 23) -- MarchFirst (Nasdaq: MRCH - news), the new global Internet professional services company created by the merger of Whittman-Hart and USWeb/CKS, today introduced its new name and corporate identity at Nasdaq in conjunction with an opening bell ceremony to mark the company's first day of trading under its new ticker symbol.

"Our professionals have helped create many of the world's strongest brands, so our culture demanded that our new name and marketplace positioning quickly establish MarchFirst as a revolutionary, highly innovative and creative brand," said Robert Bernard, MarchFirst President and CEO. "MarchFirst is literally a business imperative for our clients. If they want to lead their industry, to be the first with strategy, to be the first to market, to be the first to shareholder value, they need Internet solutions that are capable of quickly and radically transforming their business."

A New Business Category

Bernard said MarchFirst combines two powerhouse companies to create an extraordinary one. He noted Whittman-Hart was recognized worldwide for its industry leadership in back-office business systems integration, supply-chain management and business-to-business processes and technologies. Similarly, he added, USWeb/CKS earned a global reputation for building brands, creating high-performance business-to-consumer e-Commerce systems and uniquely understanding how to weave creative design, branding, marketing and strategy into those implementations.

"There are dozens of players in the Internet professional services arena, but most compete within the narrowly defined niches of strategy, marketing, creative services, or front- or back-end interfaces," Bernard said. "However, MarchFirst has expertise in all of these areas, allowing us to immediately and profoundly impact our clients' performance. We offer the global reach and scale that small firms can't, and we offer the integrated disciplines that other large firms don't. We have created an entirely new business category, giving us considerable competitive advantages in the marketplace."

Name and Brand Reflect Value Proposition for Clients

Although MarchFirst's formal brand launch is slated for this summer, Bernard provided some insight into how the company will be positioned. "The combination of our two dynamic cultures and their extraordinary success stories gives us amazing competitive strengths," he said. "Individually, our companies created tremendous value for companies like Harley-Davidson, Williams-Sonoma, Grainger.com and Allstate. Together, we can make an even greater impact for our clients.


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"Visionary companies are learning that sustaining industry leadership and competitive advantage in the new economy requires a radically new level of business integration," Bernard added. "These companies have joined us in celebrating a revolution that began on March 1, 2000 -- the day our merger became official. We are leading this revolution by offering the core disciplines necessary for our clients to compete and win in the new economy."

Employees Learn New Name Through Newspaper Campaign

MarchFirst built anticipation for the new name and brand among its 8,500 employees through full- page ads Monday, Tuesday, Wednesday and today in The Wall Street Journal and USA Today. Employees received at their home a sheet of red film, which they could place over the ads to read hidden messages from Bernard.

"This campaign reflected our leading-edge creativity and our belief in challenging the status quo," Bernard said. "It was an unconventional but highly effective way to generate fever-pitch excitement about the new name and brand among our valued employees.

"Our professionals are known for their tremendous creativity and insight, which they've used to provide pragmatic but forward-thinking solutions to problems that our clients once thought were unsolvable. Our passion for revolutionizing our clients' business and helping them become digital visionaries, coupled with our unrivaled multi-disciplinary expertise, clearly sets MarchFirst apart and signals a new era in Internet leadership," Bernard concluded.

About MarchFirst

MarchFirst is a leading global Internet professional services firm that creates winners in the new digital economy by helping companies build visionary business models, brands, systems and processes. This multi-disciplinary approach empowers companies to fundamentally transform their business, drive innovation and become market leaders. The Company has more than 8,500 employees in 14 countries worldwide.